EXHIBIT 5


                           [LETTERHEAD OF BAMBERGER,
                           FOREMAN, OSWALD AND HAHN,
                              EVANSVILLE, INDIANA]



                                        July 10, 1995



Southern Indiana Gas and Electric Company
20 N.W. Fourth Street
Evansville, IN  47708

In Re:   Southern Indiana Gas and Electric Company
         Registration Statement on Form S-8 - Southern
         Indiana Gas and Electric Company 1994 Stock
         Option Plan (the "Plan")

Ladies and Gentlemen:

In connection with the proposed issuance by Southern Indiana Gas and Electric Company, an Indiana corporation ("SIGECO"), of up to One Hundred Fifty-Three Thousand Six Hundred Sixty-Six (153,666) shares of SIGECO's common stock without par value (the "Shares") for purchase pursuant to options granted under the Plan and with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), we have examined such corporate records, other documents and questions of law as we considered necessary for the purposes of this opinion.

We are of the opinion that when:

A. The applicable provisions of the Securities Act and of state securities or blue sky laws shall have been complied with, and

B. SIGECO's Board of Directors shall have duly authorized the issuance of the Shares, and the Shares shall have been duly issued and paid for in an amount not less than the "Fair Market Value", as defined in the Plan, and as set forth in the corporate action taken to authorize the issuance of the Shares, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 referred to above, filed in connection with the Plan.

                                        Very truly yours,

                                BAMBERGER, FOREMAN, OSWALD AND HAHN

                                        /s/ Robert M. Becker

                                        Robert M. Becker

RMB\csk


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